Exhibit 99.1

Walgreens Boots Alliance Announces the Pricing Terms of its Tender Offer for Certain Outstanding Debt Securities

DEERFIELD, Ill., April 23, 2021 – Walgreens Boots Alliance, Inc. (the “Company”) (Nasdaq: WBA) today announced the pricing terms of the previously announced cash tender offer (the “Tender Offer”) for certain outstanding senior notes listed in Table 1 below (collectively, the “Notes”). The maximum aggregate principal amount of Notes eligible for purchase in the Tender Offer is $3.3 billion (the “Maximum Tender Amount”). The terms of the Tender Offer are described in the Offer to Purchase, dated April 9, 2021, as amended by the Company’s press release dated April 23, 2021, announcing the early results and upsizing of the Tender Offer (the “Offer to Purchase”).

Subject to the Maximum Tender Amount and the Tender Caps, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level (as shown in Table 1 below, with 1 being the highest) will be accepted for purchase before any tendered Notes having a lower Acceptance Priority Level (with 8 being the lowest). Notes of a series will be subject to proration, as described in the Offer to Purchase, if the aggregate principal amount of the Notes of such series validly tendered and not properly withdrawn would cause the Maximum Tender Amount or, in the case of the 4.100% Notes due 2050 and 3.100% Notes due 2022, the Tender Caps, to be exceeded.

The Total Consideration for each series of Notes that had Notes accepted for purchase is based on the applicable reference yield plus a fixed spread, in each case as set forth in Table 1 below, and is payable to holders of Notes who validly tendered and did not validly withdraw their Notes on or before 5:00 p.m., New York City time, on April 22, 2021 (the “Early Tender Deadline”) and whose Notes are accepted for purchase. The Reference Yields listed in Table 1 were determined at 10:00 a.m., New York City time, on April 23, 2021 (the “Price Determination Date”) by the dealer managers (identified below). The Total Consideration for each series of Notes that had Notes accepted for purchase includes an early tender premium of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase.

Table 1

Title of Security	Principal Amount Outstanding	CUSIP Number	Tender Caps	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)
4.800% Notes due 2044	$1,500,000,000	931427AC2	N/A	1	1.625% UST due November 15, 2050	FIT1	2.255%	138	$1,180.82
4.400% Notes due 2042(3)	$500,000,000	931422AK5	N/A	2	1.625% UST due November 15, 2050	FIT1	2.255%	130	$1,125.78
4.650% Notes due 2046	$600,000,000	931427AR9	N/A	3	1.625% UST due November 15, 2050	FIT1	2.255%	138	$1,164.08
4.500% Notes due 2034	$500,000,000	931427AB4	N/A	4	1.125% UST due February 15, 2031	FIT1	1.565%	130	$1,177.08
4.100% Notes due 2050(4)	$1,000,000,000	931427AT5	$200,000,000	5	1.625% UST due November 15, 2050	FIT1	2.255%	140	$1,078.33
3.100% Notes due 2022(3)(5)	$1,200,000,000	931422AH2	$500,000,000	6	1.500% UST due September 15, 2022	FIT4	0.120%	22	$1,038.13
3.800% Notes due 2024	$2,000,000,000	931427AH1	N/A	7	0.250% UST due March 15, 2024	FIT1	0.307%	45	$1,099.32
3.450% Notes due 2026	$1,900,000,000	931427AQ1	N/A	8	0.750% UST due March 31, 2026	FIT1	0.815%	48	$1,100.93

(1)	Per $1,000 principal amount of Notes that are tendered and accepted for purchase.
(2)	The Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.
(3)	The 4.400% Notes due 2042 and 3.100% Notes due 2022 were issued by Walgreen Co., a wholly owned subsidiary of Walgreens Boots Alliance, Inc.
(4)

The Tender Cap of $200,000,000 for the 4.100% Notes due 2050 represents the maximum aggregate principal amount of 4.100% Notes due 2050 that may be purchased in the Offer. The aggregate principal amount of 4.100% Notes due 2050 validly tendered and not validly withdrawn on or before the Early Tender Deadline exceeded the applicable Tender Cap.

(5)	The Tender Cap of $500,000,000 for the 3.100% Notes due 2022 represents the maximum aggregate principal amount of 3.100% Notes due 2022 that may be purchased in the Offer.0.120%

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for Notes accepted for purchase. The settlement date for the Notes accepted for purchase in connection with the Early Tender Deadline is expected to be April 26, 2021, the first business day following the Price Determination Date. In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on April 22, 2021. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including a financing condition, which was satisfied or waived on April 23, 2021.

Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company.

Although the Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on May 7, 2021 (one minute after 11:59 p.m., New York City time, on May 6, 2021), because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or prior to the Early Tender Deadline for which the aggregate principal amounts exceeded the Maximum Tender Amount, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for purchase.

Wells Fargo Securities, BofA Securities, HSBC and J.P. Morgan are acting as the dealer managers for the Tender Offer. The information agent and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 470-3800 (for all others toll-free), via email at contact@gbsc-usa.com or online at https://www.gbsc-usa.com/walgreens/. Questions regarding the Tender Offer should be directed to Wells Fargo Securities at (866) 309-6316 (toll-free) or (704) 410-4759, BofA Securities at (980) 387-3907, HSBC at (888) HSBC-4LM (toll-free) or (212) 525-5552 (collect) and J.P. Morgan at (917) 721-9052 (collect) or (866) 834-4666 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Cautionary Note Regarding Forward Looking Statements

All statements in this press release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended February 28, 2021 and in other documents that we file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. These forward-looking statements speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is a global leader in retail and wholesale pharmacy, touching millions of lives every day through dispensing and distributing medicines, its convenient retail locations, digital platforms and health and beauty products. The company has more than 100 years of trusted health care heritage and innovation in community pharmacy and pharmaceutical wholesaling.

Including equity method investments, WBA has a presence in more than 25 countries, employs more than 450,000 people and has more than 21,000 stores.

WBA’s purpose is to help people across the world lead healthier and happier lives. The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA is a Participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business. WBA is included in FORTUNE’s 2021 list of the World’s Most Admired Companies. This is the 28th consecutive year that WBA or its predecessor company, Walgreen Co., has been named to the list.

*© 2021, Fortune Media IP Limited. Used under license.

(WBA-GEN) Media Relations USA / Morry Smulevitz International	Contact +1 847 315 0517 +44 (0)20 7980 8585

Investor Relations	Contact
Gerald Gradwell and Jay Spitzer	+1 847 315 2922